Exhibit (o)(3)

POWER OF ATTORNEY

The undersigned Director/Trustee (the “Principal”) hereby constitutes and appoints each of Jane E. Trust, Christopher Berarducci, Robert I. Frenkel, Thomas C. Mandia, Rosemary D. Emmens, Susan Lively, Tara E. Gormel and Angela N. Velez (each, an “Agent” and collectively, the “Agents”), as his true and lawful representative and attorney-in-fact, with full power and authority of substitution and resubstitution, to do separately or jointly any and all acts and things and to execute any and all instruments which said Agents, or any of them, may deem necessary or advisable or which may be required to enable each of Legg Mason Partners Institutional Trust (File No. 033-49552), Legg Mason Partners Income Trust (File No. 002-96408), Legg Mason Partners Money Market Trust (File No. 002-91556), Legg Mason Partners Premium Money Market Trust (File No. 033-28844), Legg Mason Partners Variable Income Trust (File No. 033-40603), and Western Asset Funds, Inc. (File 033-34929) (each a “Company”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to such Company’s Registration Statement specified above, including specifically, but without limiting the foregoing, the power and authority to sign in the name and on behalf of the Principal as a Trustee or Director of the Company, as applicable, any and all such amendments and Registration Statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and the Principal does hereby ratify and confirm all that the Agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of the Agents in furtherance of the foregoing are hereby ratified and confirmed.

If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney. The Principal acknowledges that each Agent, in serving in such capacity at such Principal’s request, is not assuming, nor is any Company assuming, any of the Principal’s responsibilities to comply with the Acts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been duly executed by the following person as of the date(s) indicated.

Signature of Principal	Title	Date
/s/ Michael Larson	Director/Trustee	March 16, 2020
Michael Larson